UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2005

ROWAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-5491	75-0759420
(State or other jurisdiction	(Commission file Number)	(IRS Employer
of incorporation)		Identification No.)

2800 POST OAK BOULEVARD
SUITE 5450
HOUSTON, TEXAS	77056-6127
(Address of principal executive offices)	(zip code)

(713) 621-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The Commentary to Section 303A.03 of the New York Stock Exchange ("NYSE") Listed Company Manual requires each listed company to disclose in its proxy statement either the name of the director chosen to preside at executive sessions of non-management directors or, if the same individual is not the presiding director at all executive sessions, the procedure by which a presiding director is selected for each executive session.

On October 3, 2005, the NYSE notified Rowan Companies, Inc. (the “Company”), on an informal basis, that the required information regarding the presiding director was not disclosed in the Company’s proxy statement. The Company explained that the presiding director will rotate by alphabetical order according to each non-management director’s last name, and that the information had been inadvertently omitted from the proxy statement. The NYSE advised the Company of alternative methods for curing the non-compliance, including the filing of an 8-K with the required disclosure. Although the Company does not believe that its failure to disclose the selection process for presiding directors at executive sessions of non-management directors in its proxy statement is material, the Company is filing the disclosure in this Current Report on Form 8-K.

Item 8.01. Other Events

The following information is disclosed pursuant to Item 8.01 - Other Events:

A press release of Rowan Companies, Inc. dated October 5, 2005 entitled "Rowan Updates Fleet Status After Hurricane Rita and Reports on Rig Construction Program" is attached as Exhibit 99.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Exhibit Description

99	Press release of Rowan Companies, Inc. dated October 5, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   ROWAN COMPANIES, INC.

            By: /s/ W. H. WELLS
   W. H. Wells,
   Vice President - Finance and Treasurer (Principal Financial Officer)

Dated: October 6, 2005

INDEX TO EXHIBITS

EXHIBIT DESCRIPTION

Exhibit
Number	Exhibit Description

99	Press release of Rowan Companies, Inc. dated October 5, 2005